CERTIFICATE OF OWNERSHIP

OF

THOMAS EQUIPMENT, INC.
(a Delaware corporation)

AND

OSIRIS CORPORATION
(a Delaware corporation)

UNDER SECTION 253 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
DO HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

NAME	STATE OF INCORPORATION

Thomas Equipment, Inc.	Delaware

Osiris Corporation	Delaware

SECOND: That 100% of the outstanding stock of Osiris Corporation is owned by Thomas Equipment, Inc.

THIRD: That the name of the surviving corporation of the merger is Thomas Equipment, Inc., which will continue its existence as said surviving corporation under the name Osiris Corporation.

FOURTH: That the Certificate of Incorporation of Thomas Equipment, Inc. , a Delaware corporation, the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation, except that article FIRST relating to the name shall be struck and shall be substituted in lieu therefor the following article:

“FIRST: The name of the corporation is Osiris Corporation.”

FIFTH: That the members of the Board of Directors of Thomas Equipment, Inc. unanimously adopted the following resolution by written consent on the 14th day of January 2008:

RESOLVED, that the Corporation's wholly-owned subsidiary, Osiris Corporation, be merged with and into the Corporation, and that upon the filing of the appropriate certificate of Merger with the Secretary of State of the State of Delaware, the Corporation’s name shall be changed to Osiris Corporation.

SIXTH: This merger shall be effective on January 22, 2008.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 14th day of January 2008.

THOMAS EQUIPMENT, INC.

By: /s/ PETTER M. ETHOLM
Name: Petter M. Etholm
Title: Chief Executive Officer

OSIRIS CORPORATION

By: /s/ PETTER M. ETHOLM
Name: Petter M. Etholm
Title: Chief Executive Officer